SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                         Date of Report: August 4, 2000


                                    LIF
           (Exact name of registrant as specified in its charter)

   California                     2-94509                    94-2969720
(State or other              (Commission File No.)       (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation)

                    P.O. Box 130, Carbondale, Colorado  81623
                     (Address of principal executive offices)

                                 (970) 963-8007
               (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 21, 2000, the registrant sold one of its real property investment known as 701 Cooper, located in Glenwood Springs, Colorado. The property consisted of 1 commercial building.

         The buyer, Lemarie & Piot, LLC., is not affiliated with the registrant. The sale price received by the registrant was $499,000 which resulted in a gain of $169,872 and cash proceeds of $148,676.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Not Applicable

ITEM 5.  OTHER EVENTS

         Not Applicable

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         Not Applicable

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)  Financial statements of business acquired

             Not Applicable

        (b)  Pro Forma Balance Sheet - June 30, 2000

             Pro Forma Statements of Operations:
             Year ended June 30, 2000.

             Notes to Pro Forma Financial Statements

        (c)  Exhibits

             Not Applicable

ITEM 8.  CHANGE IN FISCAL YEAR

         Not Applicable

PRO FORMA FINANCIAL STATEMENTS

The following Pro Forma Balance Sheet of the registrant as of June 30, 2000 and the Pro Forma Statement of Operations for the three months ended June 30, 2000, reflects pro forma adjustments to the registrant's historical Financial Statement assuming the property was not owned by LIF during that time as explained in Notes to Pro Forma Financial Statements.

The Pro Forma Statement of Operations for the three months ended June 30, 2000 is not necessarily indicative of the actual results that would have occurred had the property sale been consummated at the beginning of the respective periods or of future operations of the registrant. The Pro Formas do not take into consideration the increase in LIF's liquidity or possible uses of those funds.

These statements should be read in conjunction with the Notes to Pro Forma Financial Statements.


LIF
PRO FORMA BALANCE SHEET, JUNE 30, 2000
(Unaudited) (Dollars in thousands)

                                                     Pro Forma
                                                     Adjustments
                                                     Add (Deduct)
                                   June 30, 2000    (Note A)       Pro Forma
ASSETS
INVESTMENTS IN REAL ESTATE:
Rental properties                    $   327         $   (327)     $    0
Accumulated depreciation                 (40)              40           0
Rental properties - net                  287              287           0

CASH                                   1,360                0       1,360

OTHER ASSETS
Accounts receivable                        0                0           0
Prepaid expenses and deposits              1               (1)          0
Deferred expenses                          2               (2)          0
Notes receivable                           0                0           0
Total other assets                         3               (3)          0

TOTAL                                $ 1,650         $   (290)      1,360

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES:
Notes payable                        $   300         $   (300)     $    0
Accounts payable                           1               (1)          0
Other liabilities                          3               (3)          0
Total liabilities                        304             (304)          0

PARTNERS' EQUITY                       1,346               14       1,360

TOTAL                                $ 1,650         $   (290)     $1,360

The accompanying notes are an integral part of the pro forma financial statements.


LIF

PRO FORMA STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2000
(Unaudited) (In thousands except per unit amounts)

                                                     Pro Forma
                                                     Adjustments
                                                     Add (Deduct)
                                  June 30, 2000     (Note B)       Pro Forma
REVENUE
Rental                               $  35           $   0         $ 35
Interest                                 8               0            8
Gain on sale                           203               0          203
Total Revenue                          246               0          246

EXPENSE
Interest                                25              (8)          17
Operating                               12              (1)          11
Depreciation and amortization           13              (2)          11
General and administration              55               0           55

Total expense                        $ 105           $ (11)        $ 94

NET LOSS/INCOME                      $ 141           $  11         $152

NET LOSS PER
PARTNERSHIP UNIT                     $  11           $   1         $ 12

The accompanying notes are an integral part of the pro forma financial statements.


NOTES TO PRO FORMA FINANCIAL STATEMENTS
(Dollars in thousands)

A. The Balance Sheet Pro Forma adjustments reflect the sale of the 701 Cooper Building as if the sale occurred on June 30, 2000.
      A gain of $170 was recognized by the registrant which has been adjusted for activity subsequent to June 30, 2000, and through the date of sale (see Note B). The cost of investments in real estate, accumulated depreciation, prepaid expenses and deposits, deferred costs, notes payable and other liabilities have been adjusted by their respective balances at June 30, 2000. The registrant received cash proceeds of $149 from this sale.

B. The Pro Forma Statement of Operations for the year ended June 30, 2000, reflects the loss from continuing operations before reflecting any amounts attributable to the operations of the 701 Cooper Building during 2000.

      The gain of $170 from the property sale which has not been reflected in the Pro Forma Statement of Operations, was determined as follows:

       Sale price                             $   499
       Less:  selling costs                       (42)
       Net selling price                          457

       Property basis                             327
       Accumulated depreciation
         and amortization                         (40)
       Net book value                             287

       Gain on sale of rental property        $   170


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     August 4, 2000                  LIF

                                     By:  /s/ Gary K. Barr
                                          Partners 85
                                          Managing General Partner